Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to US$500,000.00

Dated: July 28, 2025

FOR VALUE RECEIVED, Albert Origin Acquisition Corporation, a Cayman Islands exempted company (the “Maker”) promises to pay to the order of Issacyan Co., Ltd, a BVI business company, or its registered assignees or successors in interest (the “Payee”), the principal sum of up to Five Hundred Thousand U.S. Dollars (US$500,000.00), on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Principal. The principal balance of this Note shall be payable by the Maker to the Payee the date on the earlier of (i) December 31, 2026, or (ii) the date on which the Maker consummates an initial public offering of its securities (the “IPO”) (such date, the “Maturity Date”). The principal balance may be prepaid at any time prior to the Maturity Date. Under no circumstances shall any individual, including but not limited to any officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.	Drawdown Requests. The Maker and the Payee agree that the Maker may request up to Five Hundred Thousand Dollars (US$500,000.00), for costs reasonably related to the Maker’s IPO. The principal of this Note may be drawn down from time to time prior to the date on which the Maker consummates the IPO, upon written request from the Maker to the Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down. The Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Five Hundred Thousand Dollars (US$500,000.00). No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Maker. Notwithstanding the foregoing, all payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Note.

4.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including but not limited to reasonable attorney’s and auditor’s fees and expenses, then to the payment in full of any late charges, and finally to the reduction of the unpaid principal balance of this Note.

5.	Events of Default. The following shall constitute an event of default (each, an “Event of Default”):

(a)	Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b)	Voluntary Bankruptcy, etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c)	Involuntary Bankruptcy, etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d)	Breach of Other Obligations. The Maker fails to perform or comply with any one or more of its obligations under this Note.

(e)	Cross Default. Any present or future indebtedness of the Maker in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any event of default, or any such indebtedness is not paid when due or, as the case may be, within any applicable grace period.

(f)	Enforcement Proceedings. A distress, attachment, execution or other legal process is levied or enforced on or against any assets of the Maker which is not discharged or stayed within 30 days.

(g)	Unlawfulness and Invalidity. It is or becomes unlawful for the Maker to perform any of its obligations under this Note, or any obligations of the Maker under this Note are not or cease to be legal, valid, binding or enforceable.

6.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 5(a) and 5(d) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein or in the documents evidencing the same to the contrary.

(b)	Upon the occurrence of an Event of Default specified in Sections 5(b), 5(c), 5(e), 5(f) and 5(g) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7.	Taxes. The Maker will pay all amounts due hereunder free and clear of and without reduction for any taxes, levies, imposts, deductions, withholding or charges imposed or levied by any governmental authority or any political subdivision or taxing authority thereof with respect thereto (“Taxes”). The Maker will pay on behalf of the Payee all such Taxes so imposed or levied and any additional amounts as may be necessary so that the net payment of principal and any interest on this Note received by the Payee after payment of all such Taxes shall be not less than the full amount provided hereunder.

8.	Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

9.	Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder. For the purpose of this Note, “business day” shall mean a day (other than a Saturday, Sunday or public holiday) on which banks are open in China and New York for general banking business.

10.	Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service to the address most recently provided in writing to such party or such other address as may be designated in writing by such party, (ii) by fax to the number most recently provided to such party or such other fax number as may be designated in writing by such party, or (iii) by email, to the email address most recently provided to such party or such other email address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on (a) the day of delivery, if delivered personally, (b) only if the receipt is acknowledged, the day after such receipt, if sent by fax or email, (c) the business day after delivery to an overnight courier service, if sent by an overnight courier service, or (d) 5 days after mailing if sent by first class registered or certified mail.

11.	Construction. This Note shall be construed and enforced in accordance with the laws of the State of New York, without regard to conflict of law provisions thereof.

12.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.	Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account to be established in which the proceeds of the IPO to be conducted by the Maker (including the deferred underwriters discounts and commissions) and certain of the proceeds of the sale of the warrants to be issued in a private placement to occur in connection with the closing of the IPO are to be deposited, as described in greater detail in the registration statement and prospectus to be filed with the U.S. Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

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The Parties, intending to be legally bound hereby, have caused this Note to be duly executed by the undersigned as of the day and year first above written.

MAKER:

Albert Origin Acquisition Corporation

By:	/s/ Bo Yan
Name:	Bo Yan
Title:	Director

PAYEE:

Issacyan Co., Ltd.

By:	/s/ Bo Yan
Name:	Bo Yan
Title:	Director